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               SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C.  20549
                       --------------------
                     SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
                       --------------------
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                        ENGLE HOMES, INC.
         ------------------------------------------------
         (Name of Registrant as specified in its Charter)

            ------------------------------------------
            (Name of Person(s) Filing Proxy Statement,
                     if Other Than Registrant)

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                        EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is made and entered into on this 7th day of December effective as of November 1, 1998 by and between ENGLE HOMES, INC., a Florida corporation (the
"Company"), and ALEC ENGELSTEIN (hereinafter called the
"Executive").

                           R E C I T A L S

     A.   The Executive is currently employed as the Chief
Executive Officer of the Company.

     B. The Executive possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel.

     C. The Board of Directors of the Company (the "Board") recognizes that the Executive has contributed to the growth and success of the Company, and desires to assure the Company of the Executive's continued employment and to compensate him therefor.

     D. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company.

     E. The Executive is willing to make his services available to the Company and on the terms and conditions hereinafter set forth.

                              AGREEMENT

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

     1.   Employment.

          1.1 Employment. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

          1.2 Duties of Executive. During the Term of Employment under this Agreement, the Executive shall serve as the Chairman of the Board and for such period of time as he elects as the Chief Executive Officer of the Company and/or the President and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall be entitled to receive the compensation and benefits provided under this Agreement, whether or not he elects to cease serving as the Chief Executive Officer and/or President of the Company, provided that he continues to serve as the Chairman of the Board of the Company pursuant to this Agreement. The Executive shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company. It shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities to the Company in accordance with this Agreement.

     2.   Term of Employment.

          2.1 Initial Term. The initial Term of Employment under this Agreement, and the employment of the Executive hereunder, shall commence effective as of November 1, 1998 (the "Commencement Date") and shall expire on October 31, 2003, unless sooner terminated in accordance with Section 5 hereof.

          2.2 Extension of Term. On the first anniversary of the Commencement Date, and on each subsequent anniversary of the Commencement Date during the Term of Employment, the Term of Employment under this Agreement automatically shall extend for an additional 1 year period (subject to earlier termination as provided in Section 5 hereof) unless the Company or the Executive delivers written notice to the other at least 6 months prior such anniversary of the Commencement Date of its or his election not to extend the Term of Employment.

          2.3 Term of Employment. The period during which the Executive shall be employed by the Company pursuant to the terms of this Agreement is sometimes referred to in this Agreement as the "Term of Employment".

     3.   Compensation.

          3.1 Base Salary. The Executive shall receive a base salary at the annual rate of $500,000 (the "Base Salary") during the Term of Employment, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Compensation Committee of the Board, be increased at any time or from time to time. In addition, on each anniversary of the Commencement Date of this Agreement, the Base Salary shall be increased, but shall not be decreased, by that percentage by which the Consumer Price Index, for the Palm Beach, Florida area published by the United States government (the "Index") for the immediately preceding calendar year exceeds such index for the next preceding calendar year. If publication of the Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living for the Palm Beach, Florida area as computed and published by an agency of the United States government, or if no such agency computes and
                                2
publishes such statistics, by any regularly published national financial periodical that does compute and publish such statistics. Base Salary, if increased, shall not thereafter be decreased for any reason.

          3.2  Bonuses.

               a. The Executive shall be eligible to receive bonuses under this paragraph "a" for each fiscal year of the Company ending during the Term of Employment only in the event that the Company's "Adjusted Pre-Tax Income" equals or exceeds 10% of the "Average Stockholders' Equity", for such fiscal year. If the Company's Adjusted Pre-Tax Income equals or exceeds 10% of the Average Stockholders' Equity for any such fiscal year, the Company shall pay the Executive a bonus for such year equal to the sum of
(i) 1% of 10% of the Company's Adjusted Pre-Tax Income for the year plus (ii) 2 1/2% of the amount by which the Adjusted Pre-Tax Income exceeds 10% of the Adjusted Pre-Tax Income for such year. For purposes of this provision;

               (i) "Adjusted Pre-Tax Income" means the Company's income or loss before income taxes, extraordinary gains or losses and cumulative effect of accounting changes plus any amounts paid or accrued for bonuses payable to the Executive pursuant to this
Section 3.2a and

               (ii) "Average Stockholders' Equity" means the average of the Company's year-end stockholders' equity for the two fiscal years preceding the fiscal year of the Company for which the bonus is being determined.

               b. For the Bonus Period in which the Executive's employment with the Company terminates for any reason other than by the Company for Cause under Section 5.1 hereof, the Company shall pay the Executive a pro rata portion (based upon the period ending on the date on which the Executive's employment with the Company terminates) of the bonus otherwise payable under Section 3.2a for the Bonus Period in which such termination of employment occurs; provided, however, that (i) the Bonus Period shall be deemed to end on the last day of the fiscal quarter of the Company in which the Executive's employment so terminates, and (ii) the Adjusted Pre-Tax Income for this Bonus Period shall be annualized and shall be determined based upon unaudited financial information prepared in accordance with generally accepted accounting principles, applied consistently with prior periods, and reviewed and approved by the Compensation Committee of the Board. The Incentive Compensation for this Bonus Period is sometimes hereinafter referred to as the "Termination Year Bonus".

               c. The Executive may elect, by notice to the Company given within the earlier of (i) 30 days after the end of the Bonus Period for the year and (ii) 15 days after the date on which the Executive's employment with the Company terminates, to
                                3
receive payment of all or any portion of his Incentive Compensation payable for the Bonus Period in the form of shares of Common Stock of the Company (the "Shares"), valued based upon the average closing price for the Shares as reported by any national securities exchange or reporting system or as quoted on the National Association of Securities Dealers Automated Quotations System (or any similar system of automated dissemination of quotations of securities prices on common use) during the last calendar month of the Bonus Period.

               d. The Executive's rights to receive the amounts provided under paragraphs a through c of this Section 3.2 shall be conditioned upon approval of such amounts by a majority of the votes cast by shareholders of the Company in a separate vote, in a manner that satisfies the requirements of Section 162(m)(4)(C)(ii) of the Internal Revenue Code of 1986, as amended, and such amounts shall not be payable unless and until such shareholder approval is obtained.

               e. Executive also shall receive such additional bonuses, if any, as the Compensation Committee of the Board may determine in its sole and absolute discretion.

               f.   Any bonuses payable pursuant to this Section
3.2 are sometimes hereinafter referred to as "Incentive Compensation." Each period for which Incentive Compensation is payable to the Executive is sometimes hereinafter referred to as a Bonus Period. Unless otherwise specified by the Board, the Bonus Period shall be the fiscal year of the Company.

               g. Any Incentive Compensation payable pursuant to this Section 3.2 shall be paid by the Company to the Executive with 2 1/2 months after the end of the Bonus Period for which it is payable.

     4.   Expense Reimbursement and Other Benefits.

          4.1 Reimbursement of Expenses. Upon the submission of proper substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

          4.2 Compensation/Benefit Programs. During the Term of Employment, the Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any and all other plans as are presently and hereinafter offered by the
                                4
Company to its executives, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans. During the Term of Employment, the Company shall pay all premiums up to a maximum of $90,000 of premiums per year) necessary to maintain in force Transamerica Occidental Life Policy #92487325 and Hartford Life Insurance Company Policy #UL 1543530, each with a death benefit of $5,000,000 payable upon the second death of the Executive and the Executive's wife, Sheila. The Company's obligation to pay the foregoing premiums shall cease in the event that the Executive, and the Executive's spouse and descendants, ceases to own in the aggregate, directly or indirectly, at least 20% of the outstanding shares of the Company's common stock. The Company shall have no interest in the policies.

           4.3 Working Facilities. During the Term of Employment, the Company shall furnish the Executive with an office, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

           4.4 Automobile. During the Term of Employment, the Company shall continue to provide the Executive with an automobile comparable to the existing automobile provided by the Company to Executive, together with reimbursement of the reasonable operating expenses thereof, including without limitation the costs of gasoline, oil, repairs, maintenance and insurance.

           4.5 Stock Options. During the Term of Employment, the Executive shall be eligible to be granted options (the "Stock Options") to purchase common stock (the "Common Stock") of the Company under (and therefore subject to all terms and conditions of) the Company's 1991 Stock Option Plan as amended, and any successor plan thereto (the "Stock Option Plan") and all rules of regulations of the Securities and Exchange Commission applicable to stock option plans then in effect. The number of Stock Options and terms and conditions of the Stock Options shall be determined by the Committee appointed pursuant to the Stock Option Plan, or by the Board of Directors of the Company, in its discretion and pursuant to the Stock Option Plan.

           4.6 Retirement Benefits. In the event that the Executive's employment with the Company terminates for any reason other than by the Company for Cause pursuant to Section 5.1 hereof, the Company shall pay to the Executive (or to the Executive's beneficiary or estate if there is no surviving beneficiary) a monthly retirement benefit (the "Retirement Benefits") equal to one twelfth of the Executive's annual Base Salary at the time of such termination of employment. Payment of the Retirement Benefits shall commence on the first day of the calendar month that immediately follows the date of termination of the Executive's employment with the Company and shall continue for a period of 60 consecutive months.

                                5
           4.7 Other Benefits. The Executive shall be entitled to six (6) weeks of vacation each calendar year during the Term of Employment, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall interfere with the duties required to be rendered by the Executive hereunder. Any vacation time not taken by Executive during any calendar year may be carried forward into any succeeding calendar year. The Executive shall receive such additional benefits, if any, as the Compensation Committee of the Board of the Company shall from time to time determine.

     5.   Termination.

            5.1 Termination for Cause. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder, for Cause. For purposes of this Agreement, the term "Cause" only shall mean (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company, (ii) repeated violation by the Executive of the Executive's material obligations under this Agreement which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company, or (iii) the conviction of the Executive for any criminal act which is a felony. Any termination for Cause shall be made in writing to the Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. The Executive shall have the right to address the Board regarding the acts set forth in the notice of termination. Upon any termination pursuant to this Section 5.1, the Company shall (i) pay to the Executive his Base Salary to the date of termination and
(ii) pay to the Executive his accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of the termination of Executive's employment with the Company. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated at the time such termination occurs).

            5.2 Disability. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder, if the Executive shall as the result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 12 consecutive calendar months. Upon any termination pursuant to this Section 5.2, the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) pay to the Executive his accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of termination of the Executive's employment
                                6
with the Company, and (iii) pay to the Executive his Termination Year Bonus at the time provided in Section 3.2(f) hereof. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of
Section 4.1, (y) payment of compensation for unused vacation days that have accumulated at the time such termination occurs, and (z) payment of the Retirement Benefits payable under Section 4.6 hereof).

            5.3 Death. Upon the death of the Executive during the Term of Employment, the Company shall (i) pay to the estate of the deceased Executive any unpaid Base Salary through the Executive's date of death, (ii) pay to the estate of the deceased Executive his accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the Executive's date of death, and (iii) pay to the estate of the deceased Executive the Termination Year Bonus at the time provided in Section 3.2(f). The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated at the time such termination occurs and (z) payment of the Retirement Benefits under
Section 4.6 hereof).

            5.4 Termination Without Cause. At any time the Company shall have the right to terminate the Executive's employment hereunder by written notice to the Executive. Upon any termination pursuant to this Section 5.4 (that is not a termination under any of Sections 5.1, 5.2, 5.3, 5.5 or 5.6), the Company shall
(i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) pay to the Executive the accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of the termination of the Executive's employment with the Company, (iii) pay to the Executive his Termination Year Bonus, at the time provided in Section 3.2(f), (iv) pay to the Executive as a single lump sum payment, within 30 days of the termination of his employment hereunder, an amount (the "Continuation Amount") equal to the product of (a) the number of months (rounded to the nearest whole month) during the period (the "Continuation Period") beginning on the date of the termination of the Executive's employment with the Company and ending on the date on which the Term of Employment would have ended pursuant to Section 2 hereof in the absence of an earlier termination pursuant to this Section 5, multiplied by (b) one-twelfth of the sum of the Executive's annual Base Salary, Incentive Compensation, and the value of the annual fringe benefits (based upon their cost to the Company) required to be provided to the Executive under Sections 4.2 and 4.4 hereof, for the year immediately preceding the year in which his employment terminates, and (v) pay to the Executive as a single lump sum payment within 30 days of the termination of his employment
                                7
hereunder, an amount equal to the value of the portion of his benefits under any savings, pension, profit sharing or deferred compensation plans that are forfeited under such plans by reason of the termination of his employment hereunder prior to the end of the Continuation Period. Further, the Executive's Stock Options shall immediately vest. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, (y) payment of compensation for unused vacation days that have accumulated at the time such termination occurs, and (z) payment of the Retirement Benefits payable under Section 4.6 hereof.)

            5.5     Termination by Executive.

                    a. The Executive shall at all times have the right, upon six (6) months written notice to the Company, to terminate the Executive's employment hereunder.

                    b.   Upon termination of employment with the
Company pursuant to this Section 5.5 (that is not a termination under Section 5.6) by the Executive without Good Reason, the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice,
(ii) pay to the Executive his accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the termination of Executive's employment with the Company, and (iii) pay to the Executive his Termination Year Bonus, at the time provided in Section 3.2(f). The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1,
(y) payment of compensation for unused vacation days that have accumulated at the time such termination occurs, and (z) payment of the Retirement Benefits payable under Section 4.6 hereof.)

                     c.  Upon any termination pursuant to this
Section 5.5 (that is not a termination under Section 5.6) by the Executive for Good Reason, the Company shall pay to the Executive the same amounts that would have been payable by the Company to the Executive under Section 5.4 of this Agreement if the Executive's employment had been terminated by the Company without Cause. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of
Section 4.1, (y) payment of compensation for unused vacation days that have accumulated at the time such termination occurs, and (z) payment of the Retirement Benefits payable under Section 4.6 hereof,

                     d.  For purposes of this Agreement, "Good
Reason" shall mean (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position
                                8
(including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section
1.2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (ii) any failure by the Company to comply with any of the provisions of Article 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;
(iii) the Company's requiring the Executive to be based at any office or location outside of Palm Beach County, except for travel reasonably required in the performance of the Executive's responsibilities; (iv) any purported termination by the Company of the Executive's employment otherwise than for Cause pursuant to
Section 5.1, or by reason of the Executive's disability pursuant to
Section 5.2 of this Agreement, prior to the Expiration Date. For purposes of this Section 5.5(d), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

            5.6     Change in Control of the Company.

                    a. In the event that a Change in Control (as defined in paragraph (b) of this Section 5.6) in the Company shall occur prior during the Term of Employment, and within one year after the date of the Change in Control, the Executive's employment with the Company is terminated for any reason other than by the Company for Cause under Section 5.1 hereof or by reason of the Executive's Disability or death pursuant to Sections 5.2 or 5.3 hereof, the Company shall pay to the Executive within 30 days of the termination of the Executive's employment with the Company (i) any unpaid Base Salary through the effective date of termination,
(ii) the Incentive Compensation, if any, not yet paid to the Executive for any year prior to such termination, (iii) an amount equal to the larger of (x) the Continuation Amount provided in
Section 5.4 (iv) hereof or (y) three times the sum of Executive's annual Base Salary, Incentive Compensation, and the value of the annual fringe benefits (based upon their cost to the Company) required to be provided to the Executive under Sections 4.2 and 4.4 hereof, for the year immediately preceding the year in which his employment terminates, and (iv) the value of the portion of his benefits under any savings, pension, profit sharing or deferred compensation plans that are forfeited under those plans by reason of the termination of his employment hereunder. In addition, the Company shall pay to the Executive his Termination Year Bonus, at the time provided in Section 3.2(f). Further, upon the Change in Control, the Executive's Stock Options shall immediately vest. The Company shall have no further liability hereunder (other than for
(1) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of
Section 4.1, (2) payment of compensation for unused vacation days
                                9
that have accumulated at the time such termination occurs, and (3) payment of the Retirement Benefits under Section 4.6 hereof).

                  b.     For purposes of this Agreement, the term
"Change in Control" shall mean:

                        (i)   Approval by the shareholders of the
Company of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such reorganization, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                        (ii)  Individuals who, as of the
Commencement Date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Commencement Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange
Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                        (iii) the acquisition (other than from the Company) by any person, entity or "group", within the meaning of
Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries,
(2) any person, entity or "group" that as of the date on which this Agreement is entered into owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange
Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its Subsidiaries.

            5.7     Certain Additional Payments by the Company.
                                10
                    a. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or other action by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (including without limitation any additional payments required under this Section 5.7), (a "Payment") would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to any such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall make a payment to the Executive (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, the Executive retains (or has had paid to the Internal Revenue Service on his behalf) an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in the Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made, and
(ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                    b. Subject to the provisions of paragraph (c) of this Section 5.7, all determinations required to be made under this Section 5.7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by BDO Seidman & Co. (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 5.7, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination.
If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written
                                11
opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 5.7 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                    c. The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                 (i)     give the Company any information
reasonably requested by the Company relating to such claim,

                 (ii)    take such action in connection with
contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                 (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                 (iv) permit the Company to participate in any proceedings relating to such claim;provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
Section 5.7(c), the Company shall control all proceedings taken in
                                12
connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

           d. If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5.7(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 5.7(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
Section 5.7(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          5.8  Resignation.   Upon any termination of employment
pursuant to this Article 5, the Executive shall be deemed to have resigned as an officer, and if he or she was then serving as a director of the Company, as a director, and if required by the Board, the Executive hereby agrees to immediately execute a resignation letter to the Board.

          5.9 Survival. The provisions of this Article 5 shall survive the termination of this Agreement, as applicable.

                                13
     6.   Restrictive Covenants.

          6.1 Non-competition. At all times while the Executive is employed by the Company and for a two (2) year period after the termination of the Executive's employment with the Company for any reason other than by the Company without Cause (as defined in Section 5.1 hereof) or by the Executive for Good Reason (as defined in Section 5.5(d) hereof), the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with the Company (for this purpose, any business that engages in the construction of single family homes for sale or in the construction of any other type of shelter for sale that the Company is engaged in at that time); provided that such provision shall not apply to the Executive's ownership of Common Stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than five percent of any class of capital stock of such corporation.

          6.2 Nondisclosure. The Executive shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.
                                14
          6.3 Nonsolicitation of Employees and Clients. At all times while the Executive is employed by the Company and for a two
(2) year period after the termination of the Executive's employment with the Company for any reason, for the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, and/or (b) call on or solicit any of the actual or targeted prospective clients of the Company on behalf of any person or entity in connection with any business competitive with the business of the Company, nor shall the Executive make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers, other than in connection with the performance of Executive's duties under this Agreement.

          6.4 Books and Records. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

          6.5  Definition of Company.  Solely for purposes of this
Article 6, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

          6.6 Acknowledgment by Executive. The Executive acknowledges and confirms that (a) the restrictive covenants contained in this Article 6 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in this Article 6 (including without limitation the length of the term of the provisions of this Article
6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Article 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company
                                15
serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Article 6. The Executive further acknowledges that the restrictions contained in this Article 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

          6.7 Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this
Article 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

          6.8 Extension of Time. If the Executive shall be in violation of any provision of this Article 6, then each time limitation set forth in this Article 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Article 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

          6.9 Survival. The provisions of this Article 6 shall survive the termination of this Agreement, as applicable.

     7. Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Article 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

     8. Mediation. Except to the extent the Company has the right to seek an injunction under Section 7 hereof, in the event a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties hereby agree first to attempt in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Employment Mediation Rules before resorting to litigation or some other dispute resolution procedure.

     9. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by
                                16
arbitration in Palm Beach County, Florida, in accordance with the Rules of the American Arbitration Association then in effect (except to the extent that the procedures outlined below differ from such rules). Within thirty (30) days after written notice by either party has been given that a dispute exists and that arbitration is required, each party must select an arbitrator and those two arbitrators shall promptly, but in no event later than thirty (30) days after their selection, select a third arbitrator. The parties agree to act as expeditiously as possible to select arbitrators and conclude the dispute. The selected arbitrators must render their decision in writing. The cost and expenses of the arbitration and of enforcement of any award in any court shall be borne equally by both parties. If advances are required, each party will advance one-half of the estimated fees and expenses of the arbitrators. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Although arbitration is contemplated to resolve disputes hereunder, either party may proceed to court to obtain an injunction to protect its rights hereunder, the parties agreeing that either could suffer irreparable harm by reason of any breach of this Agreement.
Pursuit of an injunction shall not impair arbitration on all remaining issues.

     10. Assignment. Neither party shall have the right to assign or delegate his rights or obligations hereunder, or any portion thereof, to any other person.

     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

     13. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to 123 N.W. 13th Street, Suite 300, Boca Raton, Florida 33432, , Attention: Chief Financial Officer , and (ii) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other address as either party
                                17
hereto may from time to time give notice of to the other.

     14. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

     15. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

     16. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

     17. Damages. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

     18. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     19. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

     20.  Indemnification.

               a. Subject to limitations imposed by law, the Company shall indemnify and hold harmless the Executive to the
                                18
fullest extent permitted by law from and against any and all claims, damages, expenses (including reasonable attorneys' fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the Executive was or is a party or is threatened to be made a party by reason of the fact that the Executive is or was an officer, employee or agent of the Company, or by reason of anything done or not done by the Executive in any such capacity or capacities, provided that the Executive acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company also shall pay any and all expenses (including attorney's fees) incurred by the Executive as a result of the Executive being called as a witness in connection with any matter involving the Company and/or any of its officers or directors.

               b. The Company shall pay any expenses (including attorneys' fees), judgments, penalties, fines, settlements, and other liabilities incurred by the Executive in investigating, defending, settling or appealing any action, suit or proceeding described in this Section 20 in advance of the final disposition of such action, suit or proceeding. The Company shall promptly pay the amount of such expenses to the Executive, but in no event later than 10 days following the Executive's delivery to the Company of a written request for an advance pursuant to this Section 21, together with a reasonable accounting of such expenses.

               c. The Executive hereby undertakes and agrees to repay to the Company any advances made pursuant to this Section 20 if and to the extent that it shall ultimately be found that the Executive is not entitled to be indemnified by the Company for such amounts.

               d.   The Company shall make the advances
contemplated by this Section 20 regardless of the Executive's financial ability to make repayment, and regardless whether indemnification of the Indemnitee by the Company will ultimately be required. Any advances and undertakings to repay pursuant to this
Section 20 shall be unsecured and interest-free.

               e. The provisions of this Section 20 shall survive the termination of this Agreement.





                                19
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                               COMPANY:
                                               ENGLE HOMES, INC.

                                               By:______________

                                               Name:____________

                                               Title:___________

                                               EXECUTIVE


                                               _________________
                                               ALEC ENGELSTEIN




































                                20